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                                                   Exhibit 3 b
          AMENDED AND RESTATED AS OF APRIL 17, 1991

                          BYLAWS
                            OF

                          FINA, Inc.
                 (a Delaware Corporation)

                           --------

                        ARTICLE I.

                         Offices.

     Section 1. Principal office in Delaware. The principal registered office of Fina, Inc. (hereinafter called the Corporation), in the State of Delaware shall be in the City of Wilmington, and the registered agent in charge thereof shall be The Corporation Trust Company.

     Section 2.  Other Offices.   The Corporation may have a
principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

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                         ARTICLE II.

                 Meeting of Stockholders.

     Section 1. Place of Meeting. All meetings of stock holders shall be held at the head office of the Corporation or at such place or places as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices or waivers of notice thereof.

     Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on the first Wednesday of April immediately following the tenth day of such month in each year. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

     Section 3. Special Meetings. A special meeting of the stockholders, or any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board or the Vice Chairman of the Board or the President or by order of the Board of Directors and shall be called by the Chairman of the Board or the Vice Chairman of the Board or the President or the Secretary upon the written request of stockholders holding of record at least a majority




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of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

     Section 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of stock holders, whether annual or special, shall be given at least ten days before the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and, if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law. No




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business other than that stated in the notice shall be
transacted at any meeting without unanimous consent of all the stockholders entitled to vote thereat.

     Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order. Such list shall be open for ten days as specified in the Notice of the meeting, or, if not so specified at the place where said election is to be held to the examination of any stockholder and shall be produced and kept at the time and place of the election during the whole time thereof and subject to the inspection of any stockholder
who may be present.   The original or a duplicate stock ledger
shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

     Section 6. Quorum. At each meeting of the stockholders, the holders of record of 25% of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event that any business to be




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transacted at such meeting requires the affirmative vote of any class of stock of the Corporation, 25% of the issued and outstanding stock of such class, present in person or by proxy, shall constitute a quorum for the transaction of such business, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be
constituted.   At any such adjourned meeting at which a quorum
shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     Section 7. Voting. At every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period and, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted on at any election for directors which




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shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.
Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted upon directly or
indirectly.  At all meetings of the stockholders, quorum being present, all matters shall be decided by a majority vote of
the shares of stock entitled to vote held by stockholders
present in person or by proxy,  except as otherwise required by the laws of the State of Delaware and except  as otherwise specified in the Certificate of Incorporation of the
Corporation.  Unless demanded by a stockholder of the
Corporation present in person or by proxy at any meeting of
the stockholders and entitled to vote thereat or so directed by the Chairman of the meeting or required by the laws of the
State of Delaware, the vote thereat on any question need not be by ballot.  On a vote by ballot, each ballot shall be
signed by the stockholder voting,  or in his name by his
proxy, if there be such proxy, and shall state the number of
shares voted by him.   Whenever the vote of stockholders at a
meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the laws of the State of Delaware or of the Certificate of Incorporation or of these Bylaws, the meeting and vote of stockholders may be dispensed with, if a majority of the stockholders who would have been entitled to vote upon the action if such




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meeting were held, shall consent in writing to such corporate action being taken.

                         ARTICLE III.

                     Board of Directors.

     Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

     Section 2. Number and Term of Office. The number of directors shall be fixed from time to time by resolution of the Board of Directors, but such number may not be more than fifteen nor less than five. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, resignation, or removal.

     Section 3. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of one-third of the whole Board of Directors, and in any case not less than three directors, shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State




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of Delaware.

     Section 4.  Place of Meetings, etc.  The Board of
Directors may hold its meetings and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board may from time to time determine.

     Section 5. Annual Meeting. After each annual meeting of stockholders for the election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting shall be given as hereinafter provided for special meetings of the Board of Directors in Article III,
Section 7.(b) of these Bylaws or in a consent and waiver of notice thereof signed by all the directors.

     Section 6.  Regular Meetings.   Regular meetings of the
Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     Section 7. Special Meetings; Notice. (a) Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the Vice Chairman of the Board or the President or by a majority of the directors.




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(b) Notice of each such meeting shall be mailed to each
director, addressed to him at his residence or usual place of business, at least ten days before the date on which the meeting is to be held, or shall be sent to him at each place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise required by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 7. No notice to or waiver by any director with respect to any Special Meeting shall be required if such director shall be present at said meeting.

     Section 8. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.




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     Section 9.  Removal.  Any elected director may be removed
at any time as provided in the Certificate of Incorporation of the Corporation.

     Section 1O.  Vacancies.  Vacancies and newly created
directorships resulting from any increase in the authorized number of directors shall be filled as provided in the Certificate of Incorporation of the Corporation.

     Section 11. Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors, and the Board may provide that the Corporation shall pay each director such compensation for his services as such as may be fixed by resolution of the
Board.   Nothing herein contained shall be construed to
preclude any director from serving the Corporation or any subsidiary thereof in any other capacity and receiving compensation therefor.

     Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, which to the extent provided in the resolution or in the Bylaws, shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed




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to all papers which may require it), as the Board may by
resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the
Board of Directors.   The committees shall keep regular
minutes of their proceedings and report the same to the Board
when required.   A majority of all the members of any such
committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he shall attend and, in addition, such transportation and other expenses actually incurred by him in going to the meeting of such committee and returning therefrom.

                       ARTICLE IV.

                        Officers.

     Section 1.  Number.  The principal officers of the




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Corporation shall be a Chairman of the Board, a Vice Chairman, a President, an Executive Vice President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, and a
Secretary.   The Corporation may also have, at the discretion
of the Board of Directors, such other officers as may be appointed in accordance with the provisions of these Bylaws. None of the officers, except the Chairman of the Board, the Vice Chairman of the Board and the President, need be directors. One person may hold the offices and perform the duties of any two or more of said offices.

     Section 2. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. At such meeting, or in the event of the resignation or removal of a designated officer, the Board of Directors shall designate the Chairman of the Board or the Vice Chairman of the Board or the President as the Chief Executive Officer and they may designate any other officer as the Chief Operating Officer.
In the event the Board of Directors shall fail to designate an officer as Chief Operating Officer, such duties will be performed by the Chief Executive Officer. Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner herein




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provided.

     Section 3.   Subordinate Officers.   In addition to the
principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of the Directors or the President may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolutions adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for the purpose at which a quorum is present.

     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.  Vacancies.   A vacancy in any office may be
filled for the unexpired portion of the term in the manner




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prescribed in these Bylaws for election or appointment to such office for such term.

     Section 7. Chairman of the Board. The Chairman of the Board shall have the power to call special meetings of the stockholders and the Board of Directors of the Corporation for any purpose or purposes, in accordance with the provisions of
the Certificate of Incorporation  and these Bylaws.   He shall
preside at all meetings of the stockholders and the Board of Directors unless he shall be absent or incapacitated or unless he shall designate the Vice Chairman to preside in his stead at a particular meeting. The Chairman of the Board shall possess the same power as the President to execute and deliver all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President. He shall perform such other duties which may be assigned to him by the Board of Directors.

     Section 8.  Vice Chairman of the Board.  The Vice
Chairman of the Board shall have the power to call   Special
Meetings of the Stockholders and of the Board of Directors of the Corporation for any purpose or purposes, in accordance with the provisions of the Certificate of Incorporation and these Bylaws. In the absence of the Chairman of the Board, he
shall preside at all meetings   of the stockholders and the




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Board of Directors, unless he shall be absent or incapacitated or unless he shall, at  his option, designate the President
or, in the absence or incapacity of the President, another officer of the Corporation to preside in his stead at a particular meeting. The Vice Chairman shall possess the same power as the President to execute and deliver all certificates, contracts and other instruments of the
Corporation.   During the absence or disability of the
Chairman of the Board and the President, he shall exercise all the powers and discharge all the duties of the President. He shall perform such other duties which may be assigned to him by the Board of Directors.

     Section 9. President. The President shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. In the event the offices of Chairman of the Board and Vice Chairman of the Board are vacant, or in the absence or incapacity of the Chairman of the Board and the Vice Chairman of the Board, the President shall assume all the duties, responsibilities, powers and authority of the Chairman of the Board and the Vice Chairman of the Board. He may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, except in cases in which the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise expressly delegated. In general, he shall perform all duties and exercise all




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powers incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors. He shall have the power to call special meetings of the stockholders and of the Board of Directors of the Corporation for any purpose or purposes, in accordance with the provisions of the Certificate of Incorporation and these Bylaws.

     Section 10. Executive Vice President. The Executive Vice President shall serve as chief executive assistant to the President. The Executive Vice President shall assume such duties and exercise such powers as the Board of Directors or the President shall from time to time delegate to him, and shall at all times actively supervise and carry out the executive functions and activities devolving upon the office of Executive Vice President, subject to the guidance, direction and authority of, the President. In the absence or incapacity of the Chairman of the Board, the Vice Chairman of the Board and the President, he shall assume all duties, responsibilities, powers and authority of the President. The Executive Vice President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, except in cases where the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise delegated.

     Section 11.  Vice Presidents.  The Vice Presidents   in




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the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of
the Chairman of the Board, the Vice   Chairman of the Board,
the President, and the Executive Vice President, perform the duties and exercise the powers of the Chairman of the Board, the President and the Executive Vice President. Any Vice President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, except in cases where the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise delegated. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

     Section 12. Chief Financial Officer. The Chief Financial Officer shall be responsible for the Company's overall financial planning, supervising of the treasury function, relations with banks and financial community, and procuring financings for operations and acquisitions; and, in general, shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     Section 13. Treasurer. The Treasurer shall report to the Chief Financial Officer and shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall




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be selected by the Board of Directors.  He shall exhibit at all reasonable time his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer  and such other
duties as from time to time may be   assigned to him by the
President or the Board of Directors.  The Treasurer shall
give such bond, if any, for   the faithful discharge of his
duties as the Board of Directors may require.

     Section 14. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other




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duties as from time to time may be assigned to him by the
President or the Board of  Directors.

     Section 15.  Salaries.  The salaries of the principal
officers shall be fixed from time to time by the Board of
Directors, and the salaries of any other   officers may be
fixed by the President.

                        ARTICLE V.

                Shares and Their Transfer.

     Section 1.  Certificate for Stock.  Every stockholder
of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors
shall prescribe, certifying the number and   class of shares
of the capital stock of the Corporation owned by him. The designations, preferences and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock.

     Section 2. Stock Certificate Signature. The certi-ficates for the respective classes of such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President, the Executive Vice President or any Vice President and the Treasurer or an Assistant Treasurer, or




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the Secretary or an Assistant Secretary of the Corporation and
its seal shall be   affixed thereto; provided, however, that,
where such certificate is signed (1) by a transfer agent or an
assistant transfer agent or (2) by a transfer clerk   acting
on behalf of the Corporation and a registrar, if the Board of Directors shall by resolution so authorize, the signature of
such Chairman of the Board, Vice   Chairman of the Board,
President, Executive Vice  President, Vice President,
Treasurer, Secretary,   Assistant Treasurer or Assistant
Secretary and the seal   of the Corporation may be facsimile.
In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

     Section 3. Stock Ledger. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the




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person, firm, or corporation holding the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.

     Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been canceled, except in cases provided for in Section 7 of this Article V.

     Section 5.  Transfers of Stock.  Transfers of shares of
the capital stock of the Corporation shall be made   only on
the books of the Corporation by the registered holder thereof,
or by his attorney thereunto authorized   by power of attorney
duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in
Section 6 of this   Article V; provided, and on surrender of
the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the
Secretary of the Corporation, shall be so expressed in   the




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entry of transfer.

     Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

     Section 7. Lost, Destroyed, or Mutilated Certificates. As a condition of the issue of a new certificate of stock in the place of any certificate theretofore issued alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper and legal evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may refuse to issue such




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new certificate, save upon the order of some court having
jurisdiction in such matters.

     Section 8. Closing of Transfer Books. The Board of Directors may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding fifty days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend, or
the date for the allotment of any   rights, or the date when
any change or conversion or exchange of capital stock of the
Corporation shall go   into effect, or for a period not
exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of such closing of the stock transfer books, the Board may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or to give such consent, as the case may be, notwithstanding any
transfer of any stock on the books of   the Corporation after


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any record date so fixed.

                        ARTICLE VI

                Miscellaneous Provisions.

     Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures showing that it was incorporated in the State of Delaware in the year 1956. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

     Section 2.  Fiscal Year.  The fiscal year of the
Corporation shall end at the close of business on the   31st
day of December in each year.

     Section 3. Voting of Stocks owned by the Corporation. The Chairman of the Board or the Vice Chairman of the Board or the President may authorize any person in behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which the Corporation may hold stock.

     Section 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the




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Corporation as and when they deem expedient.  Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the
directors from   time to time in their discretion deem proper
for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

                      ARTICLE VII.

                       Amendments.

     The Bylaws of the Corporation may be altered,   amended
or repealed either by the affirmative vote or a majority of the stock issued and outstanding and entitled to vote in
respect thereof and represented in person or   by proxy at any
annual or special meeting of the stockholders, provided that notice of the proposal so to alter or repeal or to make such
Bylaws be included in the   notice of such meeting, or by the
affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors, provided that notice of the proposal so to alter or repeal or amend such Bylaws be included in the notice of any special meeting of the Board of Directors. No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which




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such meeting is to be held and, in case of  any change of such time or place, notice thereof shall be given to each
stockholder in person or by letter mailed   to his last known
post office address at least twenty   days before the meeting
is held. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VII above provided.

                        ARTICLE VIII.

     The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware entitled "Business Combinations with Interested Stockholders." Anything in these Bylaws to the contrary notwithstanding, this
Article VIII shall not be subject   to amendment by the Board
of Directors.




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